UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

As previously reported, on March 12, 2014, Energy XXI (Bermuda) Limited, an exempted company formed under the laws of Bermuda (“Energy XXI”), together with Energy XXI Gulf Coast, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Energy XXI (“OpCo”), Clyde Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of OpCo (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EPL Oil & Gas, Inc., a Delaware corporation (“EPL Oil & Gas”).

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference.

Voting Agreements

As previously reported, on March 12, 2014, simultaneously with the execution of the Merger Agreement, Energy XXI, OpCo and Merger Sub entered into voting agreements with each of the executive officers and directors of EPL Oil & Gas (the “EPL Oil & Gas Voting Agreements”). Additionally, as previously reported on March 12, 2014, simultaneously with the execution of the Merger Agreement, EPL Oil & Gas entered into voting agreements with each of the executive officers and directors of Energy XXI (the “Energy XXI Voting Agreements” and, together with the EPL Oil & Gas Voting Agreements, the “Voting Agreements”).

The Voting Agreements are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger with EPL (“EPL”), Energy XXI (“Energy XXI”) will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which will include a preliminary joint proxy statement that will constitute a prospectus of Energy XXI. Energy XXI and EPL also plan to file other documents with the SEC regarding the proposed merger. After the registration statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to stockholders of Energy XXI and EPL. INVESTORS AND SECURITY HOLDERS OF ENERGY XXI AND EPL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about Energy XXI and EPL, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Energy XXI will be available free of charge on Energy XXI’s internet website at www.energyxxi.com under the tab “Investor Relations” and then under the tab “Filings” or by contacting Energy XXI Investor Relations Department at 713-351-3000. Copies of the documents filed with the SEC by EPL will be available free of charge on EPL’s internet website at www.eplweb.com under the tab “Investor Relations” and then under the tab “Financial Information” or by contacting EPL’s Investor Relations Department at 713-228-0711.

Energy XXI, EPL, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of EPL and Energy XXI in connection with the proposed transaction. Information about the directors and executive officers of Energy XXI is set forth in Energy XXI’s annual report for the year ended June 30, 2013, which was filed with the SEC on August 21, 2013. Information about the directors and executive officers of EPL is set forth in EPL’s annual report for the year ended December 31, 2013, which was filed with the SEC on February 28, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents can be obtained using the contact information above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger among Energy XXI (Bermuda) Limited, Energy XXI Gulf Coast, Inc., Clyde Merger Sub, Inc. and EPL Oil & Gas, Inc., dated as of March 12, 2014.

10.1	Form of Energy XXI Voting Agreement, dated as of March 12, 2014.

10.2	Form of EPL Oil & Gas Voting Agreement, dated as of March 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Energy XXI (Bermuda) Limited

Date: March 13, 2014	By:	/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger among Energy XXI (Bermuda) Limited, Energy XXI Gulf Coast, Inc., Clyde Merger Sub, Inc. and EPL Oil & Gas, Inc., dated as of March 12, 2014.

10.1	Form of Energy XXI Voting Agreement, dated as of March 12, 2014.

10.2	Form of EPL Oil & Gas Voting Agreement, dated as of March 12, 2014.